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                                                                   EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors and Stockholders
Sel-Leb Marketing, Inc.

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement (No. 333-19625) on Form S-8 of our report dated March 25, 1999 related to the financial statements of Sel-Leb Marketing, Inc. as of December 31, 1998 and for the years ended December 31, 1998 and 1997, which report appears in the Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998 previously filed by Sel-Leb Marketing, Inc. We also consent to the reference to our firm under the caption "Experts" in the Prospectus of this Registration Statement.


                                                    /s/ J.H. Cohn LLP
                                                    -----------------
                                                    J. H. COHN LLP

Roseland, New Jersey
June 28, 1999